SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CHINA XINIYA FASHION LIMITED

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)
Xiniya Industry Mansion
Xintang Development Area
Jinjiang, Fujian Province 362200
People’s Republic of China
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each
to be so registered	class is to be registered
Ordinary shares, par value US$0.00005 per share*	New York Stock Exchange, Inc.*
American Depositary Shares, each representing four ordinary shares	New York Stock Exchange, Inc.
*Not for trading, but only in connection with the registration of American Depositary Shares.

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-170368
     Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     For a description of the securities to be registered hereunder, reference is made to the information set forth under the captions “Description of Share Capital” and “Description of American Depositary Shares” contained in the prospectus included as part of the Registrant’s registration statement on Form F-1 (File No. 333-170368) originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on November 4, 2010, as amended, which information is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act that includes a description of the securities to be registered hereunder is also incorporated by reference into this registration statement. Copies of such description will be filed with the New York Stock Exchange, Inc.
Item 2. Exhibits.
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on New York Stock Exchange, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHINA XINIYA FASHION LIMITED
By:	/s/ Qiming Xu
	Name:	Qiming Xu
	Title:	Chairman and Chief Executive Officer

Date: November 8, 2010